EXHIBIT 10.1

ARBINET-THEXCHANGE, INC.

Performance Share Award Agreement

Granted Under 2004 Stock Incentive Plan

AGREEMENT made this              day of                  2006 between Arbinet-thexchange, Inc., a Delaware corporation (the “Company”), and                          (the “Participant”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Grant of Award. The Company hereby agrees to award (the “Award”) to the Participant shares of common stock, $0.001 par value, of the Company (“Common Stock”), the number of which shall be determined pursuant to, and subject to the attainment of performance goals set forth in Exhibit A (the “Performance Goals”). The Award is granted pursuant to, and is subject to the terms and conditions of, this Agreement and the provisions of the Company’s 2004 Stock Incentive Plan (the “Plan”). All capitalized terms not otherwise defined herein shall have the meaning ascribed in the Plan.

2. Acceptance of Award. The Participant hereby acknowledges the receipt of the Award and understands the Award represents a commitment of the Company to issue shares of Common Stock, subject to attainment of the Performance Goals.

3. Satisfaction of Conditions. The Compensation Committee (the “Committee”) shall certify at its first meeting after each of December 31, 2007 and December 31, 2008 (each a “Measurement Date”), which shall in no event be later than two and one-half months after the end of the Measurement Date, whether and the extent to which the Performance Goals have been met on such Measurement Date and shall direct the Company to issue the corresponding number of shares of Common Stock to the Participant, provided that the Participant is employed or otherwise affiliated with the Company on the date of Committee certification. The number of shares of Common Stock to be issued to the Participant with respect to the 2007 Measurement Date is determined by the Company’s attainment of Performance Goals for the performance period beginning January 1, 2006 through December 31, 2007. The number of shares of Common Stock to be issued to the Participant with respect to the 2008 Measurement Date is determined by the Company’s attainment of the Performance Goals for the performance period beginning January 1, 2006 through December 31, 2008, reduced by the number of shares of Common Stock already issued to the Participant with respect to the 2007 Measurement Date. Any shares of Common Stock not earned by the first Committee meeting in 2009 shall not be issued to the Participant.

4. Termination of Employment/Service Relationship. If the Participant ceases to have any employment or other service relationship with the Company either as an employee, director or consultant for any reason prior to the dates of Committee certification, no Common Stock shall be issued. The Participant’s eligibility to receive issued shares of Common Stock is conditioned on the Participant’s continuous employment or other service relationship with the Company through and on the dates of Committee certification and attainment of Performance Goals.

5. Change in Control. In the event of a Change in Control of the Company prior to the first Committee meeting in 2009, immediately prior to the consummation of the Change in Control, the Participant shall be issued a number of shares of Common Stock equal to the number of Target Shares, reduced by the number of shares of Common Stock previously issued to the Participant under this Agreement.

For purposes of this Agreement, a “Change in Control” of the Company shall mean a change in ownership or control of the Company effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction, or

(ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets, or

(iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Company’s securities (as measured in terms of the power to vote with respect to the election of members of the board of directors) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s existing stockholders.

6. Delivery of Common Stock. The Company shall not be obligated to deliver any shares of Common Stock to be awarded hereunder until (i) all federal and state laws and regulations as the Company may deem applicable have been complied with; (ii) the shares have been listed or authorized for listing upon official notice to the national stock exchange on which the Common Stock is traded or have otherwise been accorded trading privileges; and (iii) all other legal matters in connection with the issuance and delivery of the shares have been approved by the Company’s legal department.

7. Tax Withholding. The Participant shall be responsible for the payment of any taxes of any kind required by any national or local law to be paid with respect to the shares of Common Stock to be awarded hereunder, including, without limitation, the payment of any applicable withholding, income, social and similar taxes or obligations. Upon the issuance of Common Stock, the Company shall hold back from the total number of shares of Common Stock to be delivered to the Participant, and shall cause to be transferred to the Company, whole shares of Common Stock having a Fair Market Value on the date the shares are subject to issuance of an amount as nearly as possible equal to (rounded to the next whole share) the Company’s withholding, income, social and similar tax obligations with respect to the Common Stock. In no event shall whole shares be withheld by or delivered to the Company in satisfaction of tax withholding requirements in excess of the maximum statutory tax withholding required by law. The obligations of the Company under this Agreement and the Plan shall be conditional upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

8. Limits on Transferability. Until the performance conditions of this Award have been satisfied and shares of Common Stock have been issued in accordance with the terms of this Agreement or by action of the Committee, the Award granted hereunder is not transferable and shall not be sold, transferred, assigned, pledged, gifted, hypothecated or otherwise disposed of or encumbered by the Participant.

9. Miscellaneous.

(a) No Rights to Continued Employment. The Company’s intent to grant the shares of Common Stock hereunder shall not confer upon the Participant any right to continued employment or other association with the Company or any of its affiliates or subsidiaries; and

this Agreement shall not be construed in any way to limit the right of the Company or any of its subsidiaries or affiliates to terminate the employment or other association of the Participant with the Company or to change the terms of such employment or association at any time.

(b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c) Waiver. Any waiver for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 8 of this Agreement.

(e) Notices. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown after its signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9(e).

(f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties and supersedes all prior agreements and understandings relating to the subject matter of this Agreement.

(h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of New Jersey, without regard to any applicable conflict of laws.

(j) Participant’s Acknowledgements. The Participant acknowledges that he: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and conditions of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ARBINET-THEXCHANGE, INC.

By:

Title:

Address:	120 Albany Street
Tower II, Suite 450
New Brunswick, NJ 08901

Name

Address: